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                                                                   EXHIBIT 10.44
                                                CONFIDENTIAL TREATMENT REQUESTED

                                DYAD CORPORATION
                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is entered into as of March 5, 1997, by and among Dyad Corporation, a Georgia corporation ("Dyad"), and Phoenix International Ltd., Inc., a Florida corporation ("Phoenix").


                              W I T N E S S E T H

         WHEREAS, Dyad was founded for the purpose and is in the process of developing automated loan and mortgage products (including associated software, hardware and documentation);

         WHEREAS, Phoenix is in the business of developing and licensing client/server core banking software to the banking industry;

         WHEREAS, Phoenix wishes, pursuant to the terms of this Agreement, to make a capital investment in Dyad and obtain an option to make a further capital investment in Dyad; and

         WHEREAS, Phoenix wishes to market and license Dyad's products to its current and future customers domestically and to have the exclusive right to market Dyad's products internationally pursuant to the terms of that certain License and Distribution Agreement between Dyad and Phoenix of even date herewith (the "License Agreement");

         NOW THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   SECTION 1.
                            PURCHASE OF COMMON STOCK

         1.1 Sale of Shares. Dyad will issue and sell to Phoenix and Phoenix will purchase from Dyad XXX newly issued shares (the "Shares") of Dyad's common stock, no par value per share (the "Common Stock"), at a purchase price of XXX per share, for a total purchase price of XXXXX (the "Purchase Price").

         1.2 Closing. Contemporaneously with the execution and delivery of this Agreement by both parties, the following shall occur:
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                                            XXX-CONFIDENTIAL TREATMENT REQUESTED

                 (a) Phoenix shall deliver the Purchase Price to Dyad either by wire transfer, cashier's check, or in such other form of immediately available funds as may be agreed by the parties;

                 (b) Dyad shall deliver to Phoenix a stock certificate made out in the name of Phoenix International Ltd., Inc. for the Shares; and

                 (c) Each party shall execute and deliver to the other the License Agreement in such form as previously agreed by the parties.

                                 SECTION 2.
                               GRANT OF OPTION

         2.1 Option Grant. Subject to the terms and conditions set forth herein, Dyad hereby grants to Phoenix an irrevocable, non-transferrable and immediately exercisable option to purchase up to an additional XXXX shares (as adjusted as set forth herein) of Common Stock (the "Option Shares"), at a purchase price of XXXX (the "Option Purchase Price") per Option Share (the "Option"). At any time after April 15, 1997, Dyad may call the Option by delivering written notice thereof to Phoenix. The Option shall expire and terminate 90 days after delivery of such notice to Phoenix as to any shares for which an Exercise Notice has been not delivered prior to the end of such 90 day period. If no such call notice is delivered by Dyad, the Option shall automatically and without notice expire and terminate on March 7, 1998 (the "Expiration Date") as to any Option Shares for which an Exercise Notice has not been delivered to Dyad prior to the Expiration Date.

         2.2 Exercise of Option. Provided that Phoenix is not in material breach of its obligations or covenants hereunder or under the License Agreement, Phoenix may exercise the Option as to any or all of the Option Shares (provided that each exercise of the Option must be for a minimum of 100 Option Shares) at any time and from time to time prior to the Expiration Date by delivering written notice thereof (an "Exercise Notice") to Dyad specifying the number of Option Shares as to which Phoenix is exercising the Option. Following receipt of a proper Exercise Notice, Phoenix and Dyad shall agree upon a date and place for the closing of the purchase specified in the Exercise Notice, which date shall be no later than 15 business days following receipt of the Exercise Notice by Dyad (the "Option Closing Date").

         2.3 Closing of Option Exercise. Upon each Option Closing Date the following shall occur:

                 (a) Phoenix shall deliver to Dyad an amount equal to the Option Purchase Price times the number of Option Shares set forth in the Exercise Notice either by wire transfer, by cashier's check made out to Dyad, or in such other form of immediately available funds as the parties may agree;


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                                            XXX-CONFIDENTIAL TREATMENT REQUESTED

                 (b) Phoenix shall surrender this Agreement to Dyad and the parties shall amend the Agreement to reflect the exercise of the Option for the number of Option Shares purchased by Phoenix on such Option Closing Date;

                 (c) Phoenix shall exercise and deliver to Dyad a letter containing such representations, covenants, and restrictions on transfer of the Option Shares as may be required by Dyad with the advice of counsel for compliance with federal and state laws;

                 (d) Dyad shall deliver to Phoenix a stock certificate made out in the name of Phoenix International Ltd., Inc. for the number of Option Shares set forth in the Exercise Notice; and

                 (e) Dyad shall deliver to Phoenix a certificate signed by a duly authorized officer to the effect that all of the representations and warranties of Dyad contained herein are and remain true in all material respects as of the Option Closing Date.

         2.4     Adjustment Upon Changes in Capitalization, etc.

                 In the event of any change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Option Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Phoenix shall receive upon exercise of the Option the number and class of shares or other securities or property that Phoenix would have received in respect of Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Common Stock are issued after the date of this Agreement for cash or other consideration with a fair market value less than the Option Purchase Price (other than pursuant to an event described in the first sentence of this Section 2.4), the number of shares of Common Stock subject to the Option shall be increased by XX of the number of additional shares issued multiplied by (the Option Purchase Price minus the issuance price per share) divided by the Purchase Price, and the Option Purchase Price shall be adjusted so that the new Option Purchase Price is equal to the then current Option Purchase Price multiplied by XXX and divided by the aggregate of (i) the new number of shares subject to the Option and (ii) the number of shares already purchased by Phoenix pursuant to the Option (the effect of which should be for the total price paid or to be paid by Phoenix for all shares under the Option to remain at XXXXX. The foregoing sentence shall not apply to shares of Common Stock issued in connection with any acquisition of the stock or assets of another company, which is approved by Dyad's Board of Directors.


                                  SECTION 3.
                     REPRESENTATIONS AND WARRANTIES OF DYAD


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         Except as set forth in the schedules of exceptions to representations and warranties attached hereto (the "Disclosure Schedules"), which information shall be deemed to be representations and warranties as if made hereunder, Dyad represents and warrants to Phoenix as follows (Dyad refers to both Dyad and its wholly-owned subsidiary Money Pro Inc.):

         3.1 Organization and Standing. Dyad is a corporation duly organized and existing under, and by virtue of, the laws of the State of Georgia and is in good standing under such laws. Dyad has requisite corporate power to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted.


         3.2 Corporate Power. Dyad has all requisite legal and corporate power to execute and deliver this Agreement and the other agreements and instruments referred to herein (collectively the "Transaction Documents"), to sell and issue the Shares and to grant the Option hereunder, and to carry out and perform all of its obligations under this Agreement.

         3.3 Subsidiaries. Other than MPAcquisition Corp., a wholly-owned subsidiary of Dyad, Dyad has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any other corporation, association or business entity.

         3.4 Capitalization. The authorized capital stock of Dyad consists of 1,000,000 shares of Common Stock, of which 9,500 shares are issued and outstanding (assuming the closing of the merger of MoneyPro, Inc. with and into MPAcquisition Corp). All issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Other than the Option, there are no outstanding warrants, options, or other rights to purchase or acquire any shares of Common Stock or other equity securities of Dyad.

         3.5 Authorization. All corporate action on the part of Dyad, its directors, and its shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by Dyad, the authorization, sale, issuance and delivery of the Shares, the grant of the Option and performance thereunder, and the performance of all of Dyad's obligations hereunder and thereunder has been taken. The Transaction Documents have been duly executed and delivered by Dyad and constitute the valid and binding obligations of Dyad enforceable in accordance with their terms, except as may be limited by principles of public policy, and subject to rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares and the Option Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable and will be free of any liens or encumbrances.

         3.6 Title to Properties and Assets; Liens, etc. Dyad has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Dyad, and which have not arisen otherwise than in the ordinary course of business. The Disclosure Schedules contain a list of all patents, computer programs, technologies, and related documentation, trademarks, trade names, brand


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names and copyrights (in each case, whether or not registration has been applied for or issued), and all licenses or rights with respect to any of the foregoing, owned or possessed by Dyad, all of which, to the best knowledge of Dyad, are in good standing and are 100% owned by Dyad free and clear of all liens and encumbrances of any nature. To the best knowledge of Dyad, Dyad's products and technologies do not infringe any patent, copyright, trademark or the intellectual property rights of any other person. To the best knowledge of Dyad, all trade secrets, know how, technical processes and procedures developed and belonging to Dyad which are material to the business of Dyad and which have not been patented have been kept confidential. To the best knowledge of Dyad, Dyad has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, processes, computer software, patents, copyrights and trademarks required for, incident to or included in its products and is not using and has not used any confidential information, trade secrets, or computer software required for its products of any former employer of any of its past or present employees.

         3.7 Compliance With Other Instruments. Dyad is not in violation in any material respect of, and the execution, delivery, and performance under the Transaction Documents will not result in any violation or breach of, any term of its Articles of Incorporation or Bylaws, as amended and restated to date, or in any material respect of any term or provision of any indebtedness, agreement, instrument, judgment, order, statute, or regulation applicable to Dyad or by which Dyad is bound. The execution, delivery and performance of and compliance with the Transaction Documents, and the issuance of the Shares and the Option, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, any indebtedness, agreement, instrument, judgment, order, statute, or regulation applicable to Dyad or by which Dyad is bound, or result in the creation of any encumbrance upon any of the properties or assets of Dyad, and there is no such violation or default which materially and adversely affects the business of Dyad, or any of Dyad's properties or assets.

         3.8 Undisclosed Liabilities. Except as set forth in the Disclosure Schedules, at January 1, 1997, Dyad had no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due. Since January 1, 1997, Dyad has incurred no material liabilities other than in the ordinary course of its business.

         3.9 Absence of Certain Changes or Events. Except as disclosed in the Disclosure Schedules, Dyad has not incurred any liability (fixed or contingent), except trade or business obligations incurred in the ordinary course of business, none of which are materially adverse; subjected any of its assets or properties to any lien or other encumbrance; transferred any of its assets or properties or transferred or granted any rights under or with respect to any license, agreement, trademark, trade name, copyright, know-how or technical assistance; made or entered into any contract or commitment; or declared any dividend or made any payment or distribution to Dyad's shareholders.

         3.10 Books and Records. Except as disclosed in the Disclosure Schedules, the stock books, minute books, books of account, ledgers of account, computer data and other financial and corporate records of Dyad are in all material respects complete and correct and are maintained in accordance with good business practices. Dyad has not made any questionable, improper or illegal corporate payments, guarantees or commitments. Except as disclosed in the


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Disclosure Schedules, the minute books of Dyad contain accurate records of all meetings and accurately reflect all corporate actions of the shareholders and directors of Dyad. Dyad's officers, directors, and shareholders are listed in the Disclosure Schedules.

         3.11 Contracts. All contracts to which Dyad is a party or to which its assets are bound are listed on the Disclosure Schedules.

         3.12 Litigation. Dyad has not instituted, and is not a party to, any proceeding or investigation against any party. Except as disclosed in the Disclosure Schedules, there are no proceedings or investigations pending against Dyad or its properties before any court or governmental agency (nor, to the best of Dyad's and knowledge, is there any reasonable basis therefor or threat thereof), which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of Dyad or any of its properties or assets, or in any material impairment of the right or ability of Dyad to carry on its business, or in any material liability on the part of Dyad, and none of which questions the validity of this Agreement or any action taken or to be taken in connection herewith and therewith.

         3.13 Employees. To the best of Dyad's knowledge, after reasonable investigation, no employee or consultant of Dyad is in violation of any term of any employment contract, intellectual property disclosure agreement, or any other contract or agreement relating to the relationship of any such person with Dyad or any other party because of the nature of the business conducted or proposed to be conducted by Dyad. Dyad does not have any collective bargaining agreements covering any of its employees. Dyad is not aware of any key employee of Dyad who has any plans to terminate his or her employment with Dyad.

         3.14 Governmental Consent, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Dyad is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby.

         3.15 Offering. Subject to the accuracy of Phoenix' representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act").

         3.16 Relationship with Affiliates; No Conflict of Interest. All of the statements in this Agreement, together with the statements in the Disclosure Schedules, are true and contain a complete description of Dyad's relationship with any firm or corporation with which Dyad is affiliated or with which Dyad has a business relationship, or any firm or corporation which competes with Dyad. None of Dyad's officers, directors, or shareholders, or any members of their immediate families are indebted to Dyad or, except as disclosed in the Disclosure Schedules, have any direct or indirect ownership interest in any firm or corporation with which Dyad is affiliated or with which Dyad has a business relationship, or any firm or corporation which competes with Dyad. None of Dyad's officers, directors or shareholders, or any member of their immediate families, has any direct or indirect interest in any material contract with


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

Dyad. Dyad is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         3.17 Material Facts. This Agreement, the Disclosure Schedules, and each other agreement, document, certificate or written statement furnished, or to be furnished, through the Closing by or on behalf of Dyad in connection with the transactions contemplated hereby, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein in light of the circumstances in which they were made not misleading. To the best knowledge of Dyad, there is no fact which has not been disclosed herein or in the Disclosure Schedules hereto to Phoenix which may materially adversely affect the business, properties, assets or condition, financial or otherwise, of Dyad, except for facts relating to general economic and regulatory conditions which may affect all companies which are in a similar industry in the same manner.


                                  SECTION 4.
                   REPRESENTATIONS AND WARRANTIES OF PHOENIX

         Phoenix hereby represents and warrants to Dyad as follows:

         4.1 Experience. Phoenix is a corporation with total assets as of the date of this Agreement in excess of $5,000,000, and has experience in evaluating and investing in private placement transactions and is capable of evaluating the merits and risks of its investment in Dyad. Furthermore, Phoenix has evaluated such merits and risks, and on the basis of such evaluation desires to enter into the transactions contemplated herein. Phoenix acknowledges that all documents, records, and books pertaining to Dyad have been made available for inspection by Phoenix and Phoenix understands that the books and records of Dyad will continue to be made available to Phoenix for inspection upon reasonable notice, during reasonable business hours, at the principal place of business of Dyad. Phoenix and its adviser or advisers have had a reasonable opportunity to ask questions of and receive answers from the officers of Dyad, or a person or persons acting on their behalf, concerning the terms and conditions of the offering of the Shares and Option Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense by the officers of Dyad. all such questions have been answered to the full satisfaction of Phoenix.

         4.2 Investment. Phoenix is acquiring the Shares for its own individual account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Phoenix understands that the Shares have not been, and will not be, registered under the Securities Act or any state securities laws by reason of a specific exemption from the registration provisions of the Securities Act and the applicable state's securities laws which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

         4.3 Power. Phoenix has all requisite legal power to execute and deliver this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.


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         4.4     Authorization.  This Agreement, when executed and delivered by
Phoenix, shall constitute the valid and binding obligation of Phoenix enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to rules of law governing specific performance, injunctive relief or other equitable remedies.

                                   SECTION 5.
                                 MISCELLANEOUS

         5.1 Restrictive Legends. All certificates for shares of Common Stock delivered to Phoenix hereunder shall contain the following restrictive legend and such other restrictive legends as may be required under state or federal law:

                 THE SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR RESALE IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO DISPOSITION OF THE SHARES MAY BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL TO THIS CORPORATION TO THE EFFECT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

Such legend shall be removed by delivery of a substitute certificate(s) without such a legend upon delivery to Dyad of a letter from the staff of the SEC or an opinion of counsel in form and substance satisfactory to Dyad and its counsel to the effect that such legend is no longer required under applicable law.

         5.2 Termination. Dyad may terminate the Option upon written notice to Phoenix at any time upon the material breach by Phoenix of its representations and warranties hereunder or of its obligations or covenants under this Agreement, the Shareholder Agreement or the License Agreement, which breach is not cured within 15 days following notice thereof to Phoenix from Dyad.

         5.3 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         5.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than


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                                            XXX-CONFIDENTIAL TREATMENT REQUESTED

by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         5.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or telecopy, addressed as follows:

         if to Phoenix:           Phoenix International Ltd., Inc.
                                  500 International Parkway
                                  Heathrow, Florida 32746
                                  Attn: Bahram Yusefzadeh

         if to Dyad:              Dyad Corporation
                                  3150 Holcomb Bridge Road
                                  Suite 200
                                  Norcross, GA 30071
                                  Attn: xxx

or at such other address as a party shall have properly notified to the other parties. Each such notice or other communication shall for all purposes of this Agreement be effective when delivered or received if delivered personally, by facsimile, by U.S. mail return receipt requested, or by overnight courier service such as United Parcel Service or FedEx.

         5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         5.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

         5.8 Severability. The agreements and undertaking of parties contained in this agreement shall each be construed as an agreement and undertaking independent of any other provision of this agreement. The parties hereby expressly agree that it is not the intention of any party to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same is in violation of applicable law, such sentence, paragraph, clause or combination of the same alone shall be void in the jurisdiction where it is unlawful, and the remainder of such clause and this agreement shall remain binding upon the parties hereto. In the event that any provision hereof is determined to be overly broad or unenforceable, the parties hereto agree to the modification of such provisions to the minimum extent required to make them valid and enforceable.

         5.9 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other


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party, neither party may assign its rights, duties or obligations hereunder or any part thereof to any other person.

         5.10 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Georgia, without regard to laws governing choice of law.

         The foregoing Agreement is hereby executed as of the date first above written.



DYAD CORPORATION



By:/s/ John Collins
   --------------------------------
   John Collins, Chairman



PHOENIX INTERNATIONAL LTD., INC.



By:/s/ Bahram Yusefzadeh
   --------------------------------
   Signature

Bahram Yusefzadeh
-----------------------------------
Print Name


Chairman & CEO
-----------------------------------
Print Title



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